Exhibit 10.14

Dr. Tattoff, Inc.

Short-Term Incentive Plan (STIP)

I.           Purpose

The purpose of this incentive (bonus) program is to reward executives who have contributed to the success of Dr. Tattoff, Inc. in any calendar (fiscal) year.

The plan is designed to provide greater rewards for significant or outstanding company achievement and to create a monetary feature for the reward and encouragement of retention of these key executives/employees.

II.         Plan year

The plan year will be the fiscal year of the company, which is the calendar year.

III.        Performance definitions

The performance categories for Company are:

●	Far Exceeds Expectations/Outstanding (FEE)
●	Substantially Exceeds Expectations (SEE)
●	Exceeds Expectations (EE)
●	Meets Expectations (ME)
●	Below Expectations (BE)

The expected distribution of employee performance ratings will vary based upon the company results (company rating).

IV.        Eligibility

Executives/employees, as designated by the Chief Executive Officer of Dr. Tattoff, Inc. and confirmed by the Compensation Committee, will be eligible for the plan.

Any employee whose performance is determined to be Below Expectations for the year will not be eligible for the payment (award) at the end of the year.

Each executive must be employed in an incentive eligible position for at least 3 months (prior to October 1st).  All incentive calculations will be prorated on the salary paid during employment.

Dr. Tattoff, Inc.

Short-Term Incentive Plan (STIP)

V.         Objectives

The Company’s objectives/goals will be reviewed annually and confirmed for each fiscal year and may include financial and non-financial measures as presented by the CEO and approved by the Compensation Committee and Board of Directors.  Objectives will have a defined, as is practical and possible, level of achievement necessary for each of the performance designations.

The Objectives and weightings are the following and will be supplemented with the specific metrics for each objective in a communication to the Compensation Committee.  Objectives and weightings must be approved by the Compensation Committee and the Independent Directors within the first fiscal quarter of the year.

●	Revenue – 25%
●	EBITDA – 25%
●	Number of open clinics – 25%
●	Number of leases signed for clinics – 25%

For consideration for any awards to be made under the STIP, the company performance must have met or exceeded 3 of the 4 objectives, the minimum performance.

The Board retains discretion to modify the attainment of any objective, for example, to reflect the impact of any large non-recurring item on Revenue or EBITDA, or to adjust any calculation of performance and determination of the performance category in a positive or negative manner or the determination whether the minimum performance has been met.

VI.        Performance award levels

After determining that the minimum performance has been achieved, each objective with its weighting will be used for the purposes of calculating the performance award level.  The cumulative company results are calculated from the percentage achievement of each objective multiplied by the weighting.

This resulting achievement percentage determines the cumulative company results and the level of award for each executive:

●	100% to 104.9% achievement results in 100% of target incentive being earned (ME)
●	105.0% to 114.9% achievement results in 120% of target incentive being earned (EE)
●	115.0% to 125.0% achievement results in 140% of target incentive being earned (SEE)
●	Greater than 125% achievement results in 150% of target incentive being earned (FEE)

The maximum payout is 150% of target incentive for company achievement exceeding 125%.

Dr. Tattoff, Inc.

Short-Term Incentive Plan (STIP)

VII.      Weightings and Target Incentive Opportunity

Company/Individual weightings

Awards will be based upon achievement of Company results.  The weightings for Company/Individual follow:

●	Chief Executive Officer	100%/0%
●	Chief Operating Officer	100%/0%
●	Chief Financial Officer	100%/0%
●	Chief Marketing Officer	100%/0%
●	Other designated executives	TBD

Incentive opportunity

Target percentage level by position for “Meets/Effective” performance

CEO	25%
COO	TBD
CFO	20%
Chief Mktg Officer	15%
Other Executives in future	TBD

Target percentage is applied to the weighted average base salary for the year.

In the event of a promotion during the year, the target incentive percentage is prorated for the time in each position and is applied to the effective annual salary for the time period.

VIII.     Award calculation

For consideration for any award, the executive must have received an individual performance rating that is Meets Expectations or better for that performance year and be on the active payroll on the day that the awards are approved by the Compensation Committee and the Board.

The CEO may recommend the use a discretionary feature to recognize Individual performance that would modify the calculation which is based solely on the Company results.  That discretion for Executive Officers, direct reports to the CEO, is subject to approval by the Compensation Committee.  The discretion does not include any recommendation for his/her position.

Dr. Tattoff, Inc.

Short-Term Incentive Plan (STIP)

IX.     Distribution and vesting of awards

Distribution and vesting

The annual incentive award will be paid 50% in cash, which is immediately vested and available, and 50% in equity.  The 50% value in equity will be comprised of ½ in Stock Options and ½ in Full Value shares.  The equity vests in two tranches: 1) 50% immediately, and 50% after 1 year providing the following year’s performance is equal to or greater than the Revenue and EBITDA achieved in the prior year.

The CEO can recommend a different mix of equity awards to the Compensation Committee for its review and recommendation to the Board for approval.

X.         Administrative matters

●	The eligible executive must be on the active payroll on the day that the Compensation Committee and the Board approve the awards.
●	The bonus will be paid on or before March 15th of the following year.
●	Participation in the STIP is not a guarantee of employment for any specific term.
●	Participation in the STIP is not a guarantee of eligibility for any other compensation or benefit program nor does it represent continued participation in the plan in future years.
●	The STIP may be modified, including the amount of the awards, the criteria for performance and any other matters, or it may be terminated at any time by the Company or by the Board.
●
The tax obligations for the receipt of awards under STIP are the responsibility of the individual, and the company has no obligation or responsibility to advise employees of their tax obligations or make payments on their behalf.  The awards will be paid subject to normal withholding regulations.

●
Interpretation of all matters related to the plan, including but not limited to eligibility, calculation, and determination of awards, as well as the resolution of any questions relating to entitlement of earned awards, shall be at the sole and final determination of the Compensation Committee of the Board of Directors of Dr. Tattoff®, Inc.

●	The plan and its specifics will be reviewed on an annual basis.
●	This document, STIP, is only a guideline and is solely and totally discretionary and is not binding on the Compensation Committee, the Board of Directors or the Company.
END OF DOCUMENT

Dr. Tattoff, Inc.

Short-Term Incentive Plan (STIP)

EXAMPLES

Result #1

●	Base Salary of $200,000
●	Incentive target percentage of 20%
●	Company performance
o	Objective #1 -- 102% (with a weighting of 25%)
o	Objective #2 – 107% (with a weighting of 25%)
o	Objective #3 – 120% (with a weighting of 25%)
o	Objective #4 – 120% (with a weighting of 25%)
o	Overall company results of 112.3% equals Exceeds Expectations
●	Weighting -- 100% company
●	Calculation of $200,000 x 20% x 120% = $48,000

Result #2

●	Base Salary of $200,000
●	Incentive target percentage of 20%
●	Company performance
o	Objective #1 -- 120% (with a weighting of 25%)
o	Objective #2 – 90% (with a weighting of 25%)
o	Objective #3 – 110% (with a weighting of 25%)
o	Objective #4 – 90% (with a weighting of 25%)
o	Overall company results of 102.5% equals Meets Expectations
●	Weighting -- 100% company
●	Calculation of $200,000 x 20% x 100% = $40,000

Result #3

●	Base Salary of $200,000
●	Incentive target percentage of 20%
●	Company performance
o	Objective #1 -- 110% (with a weighting of 25%)
o	Objective #2 – 110% (with a weighting of 25%)
o	Objective #3 – 90% (with a weighting of 25%)
o	Objective #4 – 90% (with a weighting of 25%)
o	Overall company results of 100.0% equals Meets Expectations and awards could be paid; but, no awards are paid because 3 of the 4 objectives were not met.
●	Weighting -- 100% company
●	Calculation of $200,000 x 20% x 0% = $0

Dr. Tattoff, Inc.

Short-Term Incentive Plan (STIP)

Result #4

●	Base Salary of $200,000
●	Incentive target percentage of 20%
●	Company performance
o	Objective #1 -- 105% (with a weighting of 25%)
o	Objective #2 – 75% (with a weighting of 25%)
o	Objective #3 – 110% (with a weighting of 25%)
o	Objective #4 – 110% (with a weighting of 25%)
o	Overall company results of 100.0% equals Meets Expectations
●	Weighting -- 100% company
●	Calculation of $200,000 x 20% x 100% = $40,000

END OF PLAN MATERIAL AND EXAMPLES